UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2010

First American Silver Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-157515	98-0579157
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10900 N.E. 4th Street, Suite 2300, Bellevue, Washington, USA		98004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (425) 698-2030

Mayetok Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 8, 2010, we effected a one (1) old for 35 new forward stock split of our issued and outstanding common stock. As a result, our authorized capital increased from 100,000,000 to 3,500,000,000 shares of common stock and the issued and outstanding increased from 2,200,000 shares of common stock to 77,000,000 shares of common stock, all with a par value of $0.001.

Also effective June 8, 2010, we have changed our name from “Mayetok Inc.” to “First American Silver Corp.”, by way of a merger with our wholly owned subsidiary First American Silver Corp., which was formed solely for the change of name.

Item 7.01 Regulation FD Disclosure

The name change and forward stock split becomes effective with the Over-the-Counter Bulletin Board at the opening for trading on June 16, 2010 under the new stock symbol “FASV”. Our new CUSIP number is 31850X103.

Item 9.01 Financial Statements and Exhibits

3.01	Articles of Merger

3.02	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN SILVER CORP.

/s/ Robert Suda
Robert Suda
President

Date: July 14, 2010